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                                                                   EXHIBIT 10.27



                         EXECUTIVE EMPLOYMENT AGREEMENT


This Agreement is made effective as of this Sixth day of January, 1992 by and between Cardiac Pathways Corporation, a California corporation (the "Company") and William N. Starling (the "Executive").

         1. Position and Duties. The Company hereby hires the Executive and the Executive hereby accepts employment as President and Chief Operating Officer of the Company. The Executive will, to the best of his ability during his employment, devote his full time and best efforts to the performance of the duties and functions of the position of President of the Company, and in the performance of those duties, will comply with the policies of the Company and the direction of the board of directors. To the extent requested, the Executive agrees to serve as a director of the Company without any additional compensation.

         2.       Compensation.

                  (a) The Company agrees to pay the Executive and the Executive agrees to accept as the compensation for his services, a monthly base salary of $11,000 payable in accordance with the Company's standard payroll policy. The first and last payment by the Company to the Executive shall be prorated, if necessary, to reflect a commencement or termination date other than the first or last working day of a pay period. Additionally, at least annually, the board of directors will consider increases in the annual rate of salary in light of the Executive's individual performance and other relevant factors.

                  (b) The Executive will be entitled to vacation, fringe benefits and reimbursement for reasonable out-of-pocket expenses in accordance with the Company's practices covering executive personnel, as such may be in effect from time to time.

                  (c) After the Executive commences his employment with the Company the board of directors shall grant the Executive an incentive stock option exercisable for 160,000 shares of Common Stock at an exercise price of $.15 per share. This incentive stock option (ISO) will vest during the Executives employment over a 48 month period, with 12/48 of the shares vesting at the end of one year following the commencement of the Executive's employment with the Company and an additional 1/48 of the shares vested on the same day in each calendar month thereafter. The stock option shall be represented by the Company's standard form of stock option agreement. This vesting schedule could be modified by the terms outlined in Section 5(c).

         3.       Unrelated Business Activities.

                  (a) The Executive agrees to devote his full working time, attention and energies to the performance of the duties of the Company and the Executive shall not, directly or indirectly, alone or as a member of any partnership, or as an


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officer, consultant or employee of any other company, partnership or organization, be actively engaged in or concerned with any other duties or pursuits which interfere with the performance of his duties hereunder. The Company acknowledges that the Executive is currently a member of the board of directors of Applied Medical Resources Corporation and of Cardiometrics, Inc. and that he may continue as a member of those board of directors if he so chooses, so long as these activities do not interfere with the performance of his duties hereunder.

                  (b) The Executive has previously entered into a consulting agreement with the Company. The consulting agreement between the Executive and the Company was terminated effective on the date of this Agreement. The stock purchase agreement between the Company and the Executive entered into on or about June 15, 1991 shall continue unaffected by this agreement.

         4. Proprietary Information Agreement. The Executive has entered into the Company's standard Proprietary Information Agreement and agrees to be subject to the terms of such agreement.

         5.       Terms and Termination.

                  (a) The term of this Agreement shall commence on January 6, 1992 and shall continue until terminated by either party in accordance with the provisions of this Section 5.

                  (b) This Agreement may be terminated by the Company at any time before justifiable Cause (as hereinafter defined) provided that the Company shall pay the Executive an amount equal to the sum of his then current monthly base salary as a severance payment for one month following the date of termination. For the purpose of this Agreement, the term "Justifiable Cause" shall include the occurrence of any of the following events: (i) the Executive's conviction for, or plea of nolo contendere, a felony or a crime involving moral turpitude, (ii) the Executive's commission of an act of personal dishonesty or breach of fiduciary duty involving personal profit in connection with the Company, (iii) the Executive's commission of an act, or failure to act, which the board of directors of the Company shall reasonably have found to have involved misconduct or gross negligence on the part of the Executive, in the conduct of his duties hereunder, (iv) habitual absenteeism, alcoholism or drug dependency on the part of the Executive which interfere with the performance of his duties hereunder, (v) the Executive's willful and material breach or refusal to perform his services as provided herein, (vi) any other material breach of this Agreement or (vii) the willful and material failure or refusal to carry out a direct request of the board of directors. The payment to the Executive of the severance payment described in this Section 5(b) will discharge all of the Company's obligations to the Executive.

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                  (c) This Agreement may be terminated by the Company at any time without justifiable Cause provided that the company shall pay the Executive an amount equal to the sum of his then current monthly base pay as a severance payment for a period of six months following the date of termination, or until the Executive finds other employment, whichever is shorter. Any payments made pursuant to this Section 5(c) shall be reduced to the extent the Executive receives any other earnings related to employment or consulting services or other unemployment or disability compensation during the six month period. The payment to the Executive of the severance payment described in this Section 5(c) will discharge all of the Company's obligations to the Executive. If such termination takes place in the first year of the Executive's employment with the company, the ISO will vest at 1/48 per month, and the one year waiting period pursuant to Section 2(c) shall be waived.

                  (d) This Agreement may be terminated by the Executive at any time upon 30 days written notice, in which case the Company shall have no severance or other obligations to the Executive.

         6. Conflicting Agreements. The Executive represents and warrants that he is free to enter into this Agreement and that there are no employment contracts or restrictive covenants preventing full performance of his duties hereunder.

         7.       Miscellaneous.

                  (a) This Agreement shall be binding upon the legal representatives, distributees, successors and assigns of the parties hereto.

                  (b) This Agreement contains the entire agreement of the parties, and may not be changed orally, but only by a writing signed by the party against whom enforcement of such change is sought.

                  (c) This Agreement supersedes any prior agreements between the parties related to the subject matter hereof. It is agreed that a waiver by either party of a breach of any provision to this Agreement shall not operate or be construed as a waiver of any subsequent breach by the same party.

                  (d) In case one or more of the provisions contained in this Agreement shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this Agreement but such provisions shall be deemed deleted and such deletion shall not affect the validity of any other provision of this Agreement.

                  (e) This Agreement shall be governed by and construed according to the internal laws of the State of California. The federal and state courts of the state of California shall have exclusive jurisdiction to adjudicate any dispute rising out of this Agreement.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the day and year first above written.

CARDIAC PATHWAYS CORPORATION


/s/ MIR A. IMRAN
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Mir A. Imran
Chief Executive Officer


/s/ WILLIAM N. STARLING   1/6/92
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William N. Starling